UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 22, 2008
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road,
Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 301-721-3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 22, 2008, pursuant to the terms of an agreement and plan of merger dated as of July 11, 2008 (the “Merger Agreement”), among Ariston Global Holding LLC (“Ariston”), Ariston Global Merger Sub, Inc. (“Merger Sub”), and ACE*COMM Corporation (the “Company”), Merger Sub, an indirect wholly owned subsidiary of Ariston, merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and becoming an indirect wholly owned subsidiary of Ariston. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the board of directors and stockholders of each of Merger Sub and the Company. The Company stockholders approved the Merger Agreement and the transactions contemplated thereby, including the Merger, at a special meeting of the Company’s stockholders held on September 15, 2008.
     At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Ariston and Merger Sub, was converted into the right to receive $0.545 in cash, without interest (the “Merger Consideration”). Ariston paid a total of approximately $10.7 million to the Company’s stockholders in connection with the Merger.
     In addition, at the effective time and as a result of the Merger, each stock option that was vested as of the effective time of the Merger, and that was unexpired, unexercised and outstanding immediately prior to the effective time of the Merger, was canceled, and the holder of each such option was entitled to receive an amount of cash equal to (i) the product of (A) the number of shares of the Company’s common stock previously subject to such option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of the Company’s common stock previously subject to such option, less any required withholding and employment taxes, or (ii) such other amount determined by the Company and as to which amount the Company notified Ariston on or prior to July 21, 2008, which amount the Company duly determined and notified Ariston was, in the aggregate, $9,375.
     In connection with the entry into the Merger Agreement, Ariston entered into a subscription agreement, dated as of July 11, 2008, with the Company (the “Subscription Agreement”), pursuant to which the Company issued and sold to Ariston for cash 714,286 shares of its common stock at a purchase price of $0.56 per share, for an aggregate purchase price of $400,000. Under the terms of the Subscription Agreement, the Company had an obligation to effect the registration of these shares if the Merger Agreement was terminated without completion of the Merger. Other than the Subscription Agreement, there were no material relationships between Ariston or its affiliates, on the one hand, and the Company and its affiliates, on the other hand, prior to the entry into the Merger Agreement.
     Following completion of the Merger on September 22, 2008, the Company notified NASDAQ OMX that the merger had been completed and requested that the Company’s common stock no longer be quoted on the OTC Bulletin Board. On September 24, 2008, the Company filed a certification on Form 15 to terminate the registration of its common stock under Section 12(g) of the Exchange Act (and its corresponding reporting obligation under Section 13(a) of the Exchange Act). The Company intends to file a certification on Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act on or prior to September 29, 2008.
     The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008, and which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock issued and outstanding prior to the effective time of the Merger, other than shares held by Ariston and Merger Sub, was converted into the right to receive the Merger Consideration, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets.”
Item 5.01. Changes in Control of Registrant.
     Upon closing of the Merger on September 22, 2008, a change in control of the Company occurred. Pursuant to the terms of the Merger Agreement, Merger Sub, an indirect wholly owned subsidiary of Ariston, merged with and into the Company, with the Company continuing as the surviving company and becoming an indirect wholly owned subsidiary of Ariston. At the effective time and as a result of the Merger, each share of the Company’s common stock issued and outstanding prior to the effective time of the Merger, other than shares held by Ariston and Merger Sub, was converted into the right to receive $0.545 in cash, without interest. Ariston paid a total of approximately $10.7 million to the Company’s stockholders in connection with the Merger.
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, and without any further action on the part of the Company or Merger Sub, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the effective time of the Merger, all of the Company’s principal executive officers resigned their positions with the Company. In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, and without any further action on the part of the Company or Merger Sub, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company.
Item 8.01 Other Events
     On September 24, 2008, Ariston Global LLC, the parent company of Ariston Global Holding LLC, issued a press release announcing the completion of the Merger as described in Item 5.01 above. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following documents are herewith furnished as exhibits to this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 11, 2008, among ACE*COMM Corporation, Ariston Global Holding LLC, and Ariston Global Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to ACE*COMM Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008)

99.1	Press release, dated September 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: September 26, 2008	By:	/s/ Steve M. Dubnik
		Name:	Steve M. Dubnik
		Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 11, 2008, among ACE*COMM Corporation, Ariston Global Holding LLC, and Ariston Global Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to ACE*COMM Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008)

99.1	Press release, dated September 24, 2008.